Exhibit 99.1

WisdomTree Announces Second Quarter 2022 Results - Diluted Earnings Per Share of $0.05 ($0.07, as adjusted)

New York, NY – (GlobeNewswire) – July 29, 2022 – WisdomTree Investments, Inc. (NASDAQ: WETF) today reported financial results for the second quarter of 2022.

$8.0 million net income ($11.3(1) million net income, as adjusted), see “Non-GAAP Financial Measurements” for additional information.

$74.3 billion of ending AUM, a decrease of 6.4% arising from market depreciation, partly offset by net inflows.

$3.9 billion of net inflows, primarily driven by inflows into our fixed income products.

0.39% average advisory fee, a decrease of 1 basis point due to AUM mix shift.

$77.3 million of operating revenues, a decrease of 1.4% due to a lower average advisory fee.

79.2% gross margin(1), a 1 point decrease from the previous quarter due to product launches and higher transaction-based fees.

20.5% operating income margin (23.1%(1) as adjusted), a 2.1 point decrease (2.6 point decrease, as adjusted(1)). Our unadjusted operating income margin is impacted by $2.0 million of expenses incurred in responding to an activist campaign. On May 25, 2022, we entered into a cooperation agreement and therefore we do not anticipate incurring any significant activist campaign-related expenses during the remainder of this year.

$0.03 quarterly dividend declared, payable on August 24, 2022 to stockholders of record as of the close of business on August 10, 2022.

Update from Jonathan Steinberg, WisdomTree CEO

“I’m very pleased with WisdomTree’s execution of our strategy and our ability to navigate a difficult macro backdrop. We are one of very few asset managers generating strong organic growth, and we expect that momentum will continue as client engagement remains high. Additionally, we remain focused on the diversification, growth and performance of our robust lineup of products, model portfolios and solutions. Our digital assets rollout remains on track, and our responsible DeFi approach to digital assets, our trusted brand and opportunities arising from the “Crypto Winter” has us well-positioned for success in this space. There is a massive runway for sustainable growth ahead of us, and I am confident in WisdomTree’s ability to execute moving forward.”

Update from Jarrett Lilien, WisdomTree COO and President

“WisdomTree’s perpetual focus is on growth — both today’s and tomorrow’s — team and efficiency. I am proud of our continued innovation and controlling what we can in this challenging market environment. We are generating best-in-class organic growth but more importantly, we have built a franchise poised for sustainable growth going forward. Our ETF business is extremely scalable with robust incremental margins, and we expect our operating leverage will deliver improving margins as the market normalizes and our AUM scales higher. Strong sustainable growth and momentum today and our digital asset initiatives to drive future growth have us both enthusiastic and optimistic about the future.”

OPERATING AND FINANCIAL HIGHLIGHTS

	Three Months Ended
	June 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021
Consolidated Operating Highlights ($ in billions):
AUM—end of period	$74.3	$79.4	$77.5	$72.8	$73.9
Net inflows	$3.9	$1.3	$1.9	$0.5	$0.9
Average AUM	$77.7	$77.8	$76.0	$74.5	$73.6
Average advisory fee	0.39%	0.40%	0.40%	0.41%	0.40%
Consolidated Financial Highlights ($ in millions, except per share amounts):
Operating revenues	$77.3	$78.4	$79.2	$78.1	$75.8
Net income/(loss)	$8.0	$(10.3)	$11.2	$5.8	$17.6
Diluted earnings/(loss) per share	$0.05	$(0.08)	$0.07	$0.04	$0.11
Operating income margin	20.5%	22.6%	28.5%	31.0%	31.3%
As Adjusted (Non-GAAP(1)):
Gross margin	79.2%	80.2%	80.5%	80.6%	81.0%
Net income, as adjusted	$11.3	$14.1	$15.7	$16.3	$16.8
Diluted earnings per share, as adjusted	$0.07	$0.09	$0.10	$0.10	$0.10
Operating income margin, as adjusted	23.1%	25.7%	28.5%	31.0%	31.3%

RECENT BUSINESS DEVELOPMENTS

Company News

•

In May 2022, we expanded our Board with two new independent directors, and we implemented governance enhancements, including the termination of our stockholders rights plan and submission of board declassification for stockholder approval.

•	Also in May 2022, we entered into an agreement with Fireblocks to build on our technology stack for our new blockchain-native mobile app, WisdomTree Prime™.

•	In June 2022, for the second year in a row, we won ‘Asset Manager Website of the Year’ at the 2022 Mutual Fund & ETF Awards.

•	In July 2022, WisdomTree Europe was certified as one of the UK’s ‘Best Workplaces for Women’ by Great Place to Work UK.

Product News

•

In May 2022, staking was activated for WisdomTree Solana (SOLW), a process by which a network participant gets selected to add the latest batch of transactions to the blockchain and earn crypto in exchange.

•

In June 2022, we extended passporting for products issued by WisdomTree Multi Asset Issuer to cover Belgium, Denmark, Finland, France, the Netherlands, Poland, Spain and Sweden. This allowed a larger range of products, including short-and-leveraged and commodities products, to be accessible across the European Union.

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended							Six Months Ended
	June 30, 2022	Mar. 31, 2022		Dec. 31, 2021	Sept. 30, 2021	June 30, 2021		June 30, 2022		June 30, 2021
Operating Revenues:
Advisory fees	$75,586	$76,517		$77,441	$76,400	$74,169		$152,103		$144,211
Other income	1,667	1,851		1,734	1,712	1,606		3,518		2,820

Total revenues	77,253	78,368		79,175	78,112	75,775		155,621		147,031

Operating Expenses:
Compensation and benefits	24,565	24,787		23,178	22,027	20,331		49,352		42,958
Fund management and administration	16,076	15,494		15,417	15,181	14,367		31,570		28,314
Marketing and advertising	3,894	4,023		4,565	2,925	3,594		7,917		6,600
Sales and business development	3,131	2,609		2,668	2,935	2,159		5,740		4,304
Contractual gold payments	4,446	4,450		4,262	4,250	4,314		8,896		8,584
Professional fees	4,308	4,459		2,099	1,583	1,921		8,767		3,934
Occupancy, communications and equipment	1,049	753		725	1,163	1,266		1,802		2,741
Depreciation and amortization	53	47		45	185	256		100		508
Third-party distribution fees	1,818	2,212		1,830	1,873	2,130		4,030		3,473
Other	2,109	1,845		1,823	1,787	1,752		3,954		3,323

Total operating expenses	61,449	60,679		56,612	53,909	52,090		122,128		104,739

Operating income	15,804	17,689		22,563	24,203	23,685		33,493		42,292
Other Income/(Expenses):
Interest expense	(3,733)	(3,732)		(3,740)	(3,729)	(2,567)		(7,465)		(4,863)
Gain/(loss) on revaluation of deferred consideration—gold payments	2,311	(17,018)		(3,048)	1,737	497		(14,707)		3,329
Interest income	770	794		864	689	225		1,564		456
Impairments	—	—		—	(15,853)	—		—		(303)
Other losses and gains, net	(4,474)	(24,707)		(1,368)	(714)	49		(29,181)		(5,844)

Income/(loss) before income taxes	10,678	(26,974)		15,271	6,333	21,889		(16,296)		35,067
Income tax expense/(benefit)	2,673	(16,713)		4,084	500	4,259		(14,040)		2,290

Net income/(loss)	$8,005	$(10,261)		$11,187	$5,833	$17,630		$(2,256)		$32,777

Earnings/(loss) per share—basic	$0.05 (2)	$(0.08	)(2)	$0.07 (2)	$0.04	$0.11	(2)	$(0.02	)(2)	$0.20 (2)
Earnings/(loss) per share—diluted	$0.05	$(0.08	)(2)	$0.07	$0.04	$0.11		$(0.02)		$0.20 (2)
Weighted average common shares—basic	143,046	142,782		142,070	142,070	145,542		142,915		145,652
Weighted average common shares—diluted	158,976	142,782		159,826	159,213	164,855		142,915		163,062

As Adjusted (Non-GAAP(1))
Total operating expenses	$59,425	$58,244		$56,612	$53,909	$52,090
Operating income	$17,828	$20,124		$22,563	$24,203	$23,685
Income before income taxes	$14,498	$17,674		$19,968	$20,991	$21,253
Income tax expense	$3,241	$3,611		$4,232	$4,674	$4,458
Net income	$11,257	$14,063		$15,736	$16,317	$16,795
Earnings per share—diluted	$0.07	$0.09		$0.10	$0.10	$0.10

QUARTERLY HIGHLIGHTS

Operating Revenues

•	Operating revenues decreased 1.4% from the first quarter of 2022 due to a lower average advisory fee.

•	Operating revenues increased 2.0% from the second quarter of 2021 due to higher average AUM, partly offset by a lower average advisory fee.

•	Our average advisory fee was 0.39%, 0.40% and 0.40% during the second quarter of 2022, the first quarter of 2022 and the second quarter of 2021, respectively.

Operating Expenses

•

Operating expenses increased 1.3% from the first quarter of 2022 primarily due to higher fund management and administration costs and higher sales and business development expenses. These increases were partly offset by lower third-party distribution fees.

•

Operating expenses increased 18.0% from the second quarter of 2021 primarily due to higher incentive compensation and headcount, higher professional fees including $2.0 million incurred in response to an activist campaign, higher fund management and administration costs and higher sales and business development expenses. These increases were partly offset by lower occupancy expenses, lower depreciation and amortization expenses and lower third-party distribution fees.

Other Income/(Expenses)

•

Interest expense was essentially unchanged from the first quarter of 2022. This expense increased 45.4% from the second quarter of 2021 due to a higher level of debt outstanding, partly offset by a lower effective interest rate.

•

We recognized a non-cash gain on revaluation of deferred consideration of $2.3 million during the second quarter of 2022. The gain was due to lower spot gold prices, partly offset by a steepening of the forward-looking gold curve. The magnitude of any gain or loss recognized is highly correlated to the magnitude of the change in the forward-looking price of gold.

•	Interest income was essentially unchanged from the first quarter of 2022. Interest income increased 242.2% from the second quarter of 2021 due to an increase in our securities owned.

•

Other net losses were $4.5 million for the second quarter of 2022 and included losses on our securities owned of $4.2 million. Gains and losses also generally arise from the sale of gold earned from management fees paid by our physically-backed gold ETPs, foreign exchange fluctuations and other miscellaneous items.

Income Taxes

•

Our effective income tax rate for the second quarter of 2022 was 25.0%, resulting in income tax expense of $2.7 million. Our tax rate differs from the federal statutory rate of 21% primarily due to a valuation allowance on losses recognized on securities owned and non-deductible compensation. These items were partly offset by a non-taxable gain on revaluation of deferred consideration and a lower tax rate on foreign earnings.

•	Our adjusted effective income tax rate was 22.4%(1).

SIX MONTH HIGHLIGHTS

•	Operating revenues increased 5.8% as compared to 2021 due to higher average AUM, partly offset by a lower average advisory fee.

•

Operating expenses increased 16.6% as compared to 2021 primarily due to higher incentive compensation and headcount, higher professional fees including $4.5 million incurred in response to an activist campaign, higher fund management and administration costs, as well as higher sales and business development expenses, higher marketing expenses and higher third-party distribution fees. These increases were partly offset by lower occupancy expenses and lower depreciation and amortization expenses.

•

Significant items reported in other income/(expense) in 2022 include: an increase in interest expense of 53.5% due to a higher level of debt outstanding; a non-cash loss on revaluation of deferred consideration of $14.7 million; an increase in interest income of 243.0% due to an increase in our securities owned; a non-cash charge of $19.9 million upon the release of tax-related indemnification assets arising from a favorable resolution of certain tax audits as well as the expiration of the statute of limitations (an equal and offsetting benefit was recognized in income tax expense); and losses on our securities owned of $9.3 million. Gains and losses also generally arise from the sale of gold earned on management fees paid by our physically-backed gold ETPs, foreign exchange fluctuations and other miscellaneous items.

•	Our effective income tax rate benefit for 2022 was 86.2%, resulting in an income tax benefit of $14.0 million. Our tax rate differs from the federal statutory rate of 21% primarily due to a reduction in unrecognized tax benefits associated with the release of the tax-related indemnification asset described above and a lower tax rate on foreign earnings. These items were partly offset by a non-taxable loss on revaluation of deferred consideration and an increase in the deferred tax asset valuation allowance on losses recognized on securities owned.

WEBCAST DETAILS

The conference call and accompanying presentation will be accessible by clicking the Registration Link and you will be provided with dial in details. To avoid delays, we encourage participants to dial into the conference call 10 minutes ahead of the scheduled start time. A replay of the webcast will also be available shortly after the call at http://ir.wisdomtree.com.

ABOUT WISDOMTREE

WisdomTree Investments, Inc., through its subsidiaries in the U.S. and Europe (collectively, “WisdomTree”), is an ETF and ETP sponsor and asset manager headquartered in New York. WisdomTree offers products covering equity, commodity, fixed income, leveraged and inverse, currency, cryptocurrency and alternative strategies. WisdomTree currently has over $74.3 billion in assets under management globally.

WisdomTree® is the marketing name for WisdomTree Investments, Inc. and its subsidiaries worldwide.

(1)	See “Non-GAAP Financial Measurements.”
(2)	Earnings/(loss) per share (“EPS”) is calculated pursuant to the two-class method as it results in a lower EPS amount as compared to the treasury stock method.
(3)

Cash flows from purchasing securities owned, at fair value of ($29,819) and selling securities owned, at fair value of $5,212 during the six months ended June 30, 2021 that were not acquired specifically for resale or associated with our business activities have been reclassified from operating activities to investing activities to conform to our current presentation in the Consolidated Statements of Cash Flows.

Contact Information:

Investor Relations	Media Relations
Jeremy Campbell	Jessica Zaloom
+1.646.522.2602	+1.917.267.3735
Jeremy.campbell@wisdomtree.com	jzaloom@wisdomtree.com

WisdomTree Investments, Inc.

Key Operating Statistics (Unaudited)

	Three Months Ended
	June 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021
GLOBAL ETPs ($ in millions)
Beginning of period assets	$79,390	$77,456	$72,760	$73,923	$69,515
Inflows/(outflows)	3,852	1,319	1,902	548	931
Market appreciation/(depreciation)	(8,941)	615	2,809	(1,711)	3,481
Fund closures	(4)	—	(15)	—	(4)

End of period assets	$74,297	$79,390	$77,456	$72,760	$73,923

Average assets during the period	$77,731	$77,794	$75,972	$74,535	$73,603
Average advisory fee during the period	0.39%	0.40%	0.40%	0.41%	0.40%
Revenue days	91	90	92	92	91
Number of ETFs—end of the period	344	341	329	322	318

U.S. LISTED ETFs ($ in millions)
Beginning of period assets	$48,622	$48,210	$44,742	$45,129	$42,163
Inflows/(outflows)	4,278	2,250	1,865	612	1,130
Market appreciation/(depreciation)	(5,645)	(1,838)	1,618	(999)	1,836
Fund closures	—	—	(15)	—	—

End of period assets	$47,255	$48,622	$48,210	$44,742	$45,129

Average assets during the period	$48,273	$47,503	$46,944	$45,508	$44,183
Number of ETFs—end of the period	77	77	75	73	73

EUROPEAN LISTED ETPs ($ in millions)
Beginning of period assets	$30,768	$29,246	$28,018	$28,794	$27,352
Inflows/(outflows)	(426)	(931)	37	(64)	(199)
Market appreciation/(depreciation)	(3,296)	2,453	1,191	(712)	1,645
Fund closures	(4)	—	—	—	(4)

End of period assets	$27,042	$30,768	$29,246	$28,018	$28,794

Average assets during the period	$29,458	$30,291	$29,028	$29,027	$29,420
Number of ETPs—end of the period	267	264	254	249	245

PRODUCT CATEGORIES ($ in millions)

Commodity & Currency
Beginning of period assets	$26,301	$24,597	$23,825	$24,772	$23,656
Inflows/(outflows)	(475)	(1,053)	(251)	(249)	(318)
Market appreciation/(depreciation)	(2,201)	2,757	1,023	(698)	1,434

End of period assets	$23,625	$26,301	$24,597	$23,825	$24,772

Average assets during the period	$25,765	$25,890	$24,423	$24,853	$25,550

U.S. Equity
Beginning of period assets	$23,738	$23,860	$21,383	$21,285	$20,019
Inflows/(outflows)	306	779	784	351	191
Market appreciation/(depreciation)	(2,986)	(901)	1,693	(253)	1,075

End of period assets	$21,058	$23,738	$23,860	$21,383	$21,285

Average assets during the period	$22,366	$23,139	$22,964	$21,792	$20,982

International Developed Market Equity
Beginning of period assets	$11,407	$11,876	$11,163	$10,776	$9,975
Inflows/(outflows)	79	97	440	404	398
Market appreciation/(depreciation)	(1,523)	(566)	273	(17)	403

End of period assets	$9,963	$11,407	$11,876	$11,163	$10,776

Average assets during the period	$10,687	$11,527	$11,507	$11,130	$10,511

	Three Months Ended
	June 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021
Emerging Market Equity
Beginning of period assets	$9,991	$10,375	$10,666	$11,519	$10,477
Inflows/(outflows)	(223)	189	(3)	(149)	531
Market appreciation/(depreciation)	(1,382)	(573)	(288)	(704)	511

End of period assets	$8,386	$9,991	$10,375	$10,666	$11,519

Average assets during the period	$9,155	$10,116	$10,550	$11,038	$11,012
Fixed Income
Beginning of period assets	$5,417	$4,352	$3,525	$3,436	$3,241
Inflows/(outflows)	4,038	1,242	837	115	168
Market appreciation/(depreciation)	(264)	(177)	(10)	(26)	27

End of period assets	$9,191	$5,417	$4,352	$3,525	$3,436

Average assets during the period	$7,425	$4,688	$4,114	$3,497	$3,332
Leveraged & Inverse
Beginning of period assets	$1,856	$1,775	$1,663	$1,691	$1,519
Inflows/(outflows)	90	(2)	10	41	(2)
Market appreciation/(depreciation)	(328)	83	102	(69)	174

End of period assets	$1,618	$1,856	$1,775	$1,663	$1,691

Average assets during the period	$1,765	$1,830	$1,761	$1,715	$1,664
Cryptocurrency
Beginning of period assets	$383	$357	$295	$229	$377
Inflows/(outflows)	3	37	28	12	8
Market appreciation/(depreciation)	(235)	(11)	34	54	(156)

End of period assets	$151	$383	$357	$295	$229

Average assets during the period	$265	$324	$406	$277	$300
Alternatives
Beginning of period assets	$293	$261	$222	$198	$227
Inflows/(outflows)	34	29	56	22	(39)
Market appreciation/(depreciation)	(22)	3	(17)	2	10

End of period assets	$305	$293	$261	$222	$198

Average assets during the period	$299	$275	$229	$214	$231
Closed ETPs
Beginning of period assets	$4	$3	$18	$17	$24
Inflows/(outflows)	—	1	1	1	(6)
Market appreciation/(depreciation)	—	—	(1)	—	3
Fund closures	(4)	—	(15)	—	(4)

End of period assets	$—	$4	$3	$18	$17

Average assets during the period	$4	$5	$18	$19	$21
Headcount	264	253	241	235	227

Note: Previously issued statistics may be restated due to fund closures and trade adjustments

Source: WisdomTree

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	June 30, 2022	Dec. 31, 2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$109,736	$140,709
Securities owned, at fair value	128,852	127,166
Accounts receivable	34,061	31,864
Prepaid expenses	7,461	3,952
Income taxes receivable	1,290	—
Other current assets	391	276

Total current assets	281,791	303,967
Fixed assets, net	641	557
Indemnification receivable	1,351	21,925
Securities held-to-maturity	277	308
Deferred tax assets, net	6,067	8,881
Investments	26,012	14,238
Right of use assets—operating leases	2,034	520
Goodwill	85,856	85,856
Intangible assets	601,971	601,247
Other noncurrent assets	473	361

Total assets	$1,006,473	$1,037,860

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities:
Convertible notes—current	$173,325	$—
Fund management and administration payable	20,797	20,661
Compensation and benefits payable	18,647	32,782
Deferred consideration—gold payments	16,626	16,739
Operating lease liabilities	1,093	209
Income taxes payable	—	3,979
Accounts payable and other liabilities	11,135	9,297

Total current liabilities	241,623	83,667
Convertible notes—long term	146,592	318,624
Deferred consideration—gold payments	226,141	211,323
Operating lease liabilities	941	328
Other noncurrent liabilities	1,351	21,925

Total liabilities	616,648	635,867
Preferred stock—Series A Non-Voting Convertible, par value $0.01; 14.750 shares authorized, issued and outstanding	132,569	132,569

STOCKHOLDERS’ EQUITY
Common stock, par value $0.01; 250,000 shares authorized: Issued and outstanding: 146,511 and 145,107 at June 30, 2022 and December 31, 2021, respectively	1,465	1,451
Additional paid-in capital	282,017	289,736
Accumulated other comprehensive (loss)/income	(1,525)	682
Accumulated deficit	(24,701)	(22,445)

Total stockholders’ equity	257,256	269,424

Total liabilities and stockholders’ equity	$1,006,473	$1,037,860

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Six Months Ended
	June 30, 2022	June 30, 2021(3)
Cash flows from operating activities:
Net (loss)/income	$(2,256)	$32,777
Adjustments to reconcile net (loss)/income to net cash provided by operating activities:
Advisory and license fees paid in gold, other precious metals and cryptocurrency	(31,511)	(39,341)
Loss/(gain) on revaluation of deferred consideration—gold payments	14,707	(3,329)
Losses on securities owned, at fair value	9,322	696
Contractual gold payments	8,896	8,584
Stock-based compensation	5,368	5,264
Deferred income taxes	3,378	3,367
Amortization of issuance costs—convertible notes	1,293	899
Amortization of right of use asset	332	1,340
Depreciation and amortization	100	508
Impairments	—	303
Other	120	(372)
Changes in operating assets and liabilities:
Accounts receivable	(3,718)	(2,622)
Prepaid expenses	(3,613)	(2,497)
Gold and other precious metals	23,743	27,959
Other assets	(241)	(202)
Intangibles—software development	(724)	—
Fund management and administration payable	423	(896)
Compensation and benefits payable	(13,537)	(7,396)
Income taxes payable	(5,235)	(1,852)
Operating lease liabilities	(348)	(1,658)
Accounts payable and other liabilities	2,043	858

Net cash provided by operating activities	8,542	22,390

Cash flows from investing activities:
Purchase of securities owned, at fair value	(32,488)	(29,819)
Purchase of investments	(11,863)	(5,750)
Purchase of fixed assets	(205)	(173)
Proceeds from the sale of securities owned, at fair value	21,455	5,212
Proceeds from held-to-maturity securities maturing or called prior to maturity	31	77

Net cash used in investing activities	(23,070)	(30,453)

Cash flows from financing activities:
Dividends paid	(9,679)	(9,865)
Shares repurchased	(3,394)	(34,506)
Convertible notes issuance costs	—	(4,297)
Proceeds from the issuance of convertible notes	—	150,000
Proceeds from exercise of stock options	—	815

Net cash (used in)/provided by financing activities	(13,073)	102,147

(Decrease)/increase in cash flow due to changes in foreign exchange rate	(3,372)	126

Net (decrease)/increase in cash and cash equivalents	(30,973)	94,210
Cash and cash equivalents—beginning of period	140,709	73,425

Cash and cash equivalents—end of period	$109,736	167,635

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$7,724	5,846

Cash paid for interest	$6,156	$3,719

Non-GAAP Financial Measurements

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. The non-GAAP financial measurements contained in this press release include:

Adjusted Operating Income, Operating Expenses, Income Before Income Taxes, Income Tax Expense, Net Income and Diluted Earnings per Share

We disclose adjusted operating income, operating expenses, income before income taxes, income tax expense, net income and diluted earnings per share as non-GAAP financial measurements in order to report our results exclusive of items that are non-recurring or not core to our operating business. We believe presenting these non-GAAP financial measurements provides investors with a consistent way to analyze our performance. These non-GAAP financial measurements exclude the following:

Unrealized gains or losses on the revaluation of deferred consideration: Deferred consideration is an obligation we assumed in connection with the ETFS acquisition that is carried at fair value. This item represents the present value of an obligation to pay fixed ounces of gold into perpetuity and is measured using forward-looking gold prices. Changes in the forward-looking price of gold and changes in the discount rate used to compute the present value of the annual payment obligations may have a material impact on the carrying value of the deferred consideration and our reported financial results. We exclude this item when calculating our non-GAAP financial measurements as it is not core to our operating business. The item is not adjusted for income taxes as the obligation was assumed by a wholly-owned subsidiary of ours that is based in Jersey, a jurisdiction where we are subject to a zero percent tax rate.

Gains or losses on securities owned: We account for our securities owned as trading securities, which requires these instruments to be measured at fair value with gains and losses reported in net income. In the third quarter of 2021, we began excluding these items when calculating our non-GAAP financial measurements as these securities have become a more meaningful percentage of total assets and the gains and losses introduce volatility in earnings and are not core to our operating business.

Tax shortfalls and windfalls upon vesting and exercise of stock-based compensation awards: GAAP requires the recognition of tax windfalls and shortfalls within income tax expense. These items arise upon the vesting and exercise of stock-based compensation awards and the magnitude is directly correlated to the number of awards vesting/exercised as well as the difference between the price of our stock on the date the award was granted and the date the award vested or was exercised. We exclude these items when calculating our non-GAAP financial measurements as they introduce volatility in earnings and are not core to our operating business.

Other items: Unrealized gains and losses recognized on our investments, changes in the deferred tax asset valuation allowance on securities owned, expenses incurred in response to an activist campaign, impairment charges and the remeasurement of contingent consideration payable to us from the sale of our Canadian ETF business.

Adjusted Effective Income Tax Rate

We disclose our adjusted effective income tax rate as a non-GAAP financial measurement in order to report our effective income tax rate exclusive of items that are non-recurring or not core to our operating business. We believe reporting our adjusted effective income tax rate provides investors with a consistent way to analyze our income taxes. Our adjusted effective income tax rate is calculated by dividing adjusted income tax expense by adjusted income before income taxes. See above for information regarding the items that are excluded.

Gross Margin and Gross Margin Percentage

We disclose our gross margin and gross margin percentage as non-GAAP financial measurements because we believe they provide investors with a consistent way to analyze the amount we retain after paying third-party service providers to operate our ETPs. These measures also assist us in analyzing the profitability of our products. We define gross margin as total operating revenues less fund management and administration expenses. Gross margin percentage is calculated as gross margin divided by total operating revenues.

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

GAAP to NON-GAAP RECONCILIATION (CONSOLIDATED)

(in thousands)

(Unaudited)

	Three Months Ended
Adjusted Net Income and Diluted Earnings per Share:	June 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021
Net income/(loss), as reported	$8,005	$(10,261)	$11,187	$5,833	$17,630
Deduct/add back: (Gain)/loss on revaluation of deferred consideration	(2,311)	17,018	3,048	(1,737)	(497)
Add back: Increase in deferred tax asset valuation allowance on securities owned	901	2,010	—	—	—
Add back: Losses on securities owned, net of income taxes	3,165	3,893	1,501	1,006	—
Add back: Expenses incurred in response to an activist campaign, net of income taxes	1,532	1,844	—	—	—
Add back/deduct: Tax shortfalls/(windfalls) upon vesting and exercise of stock-based compensation awards	20	(565)	—	—	(233)
Deduct/add back: Unrealized (gain)/loss recognized on our investments, net of income taxes	(55)	124	—	—	(105)
Add back: Impairments, net of income taxes (where applicable)	—	—	—	12,002	—
Deduct: Remeasurement of contingent consideration – sale of Canadian ETF business	—	—	—	(787)	—

Adjusted net income	$11,257	$14,063	$15,736	$16,317	$16,795
Weighted average common shares - diluted	158,976	158,335	159,826	159,213	164,855

Adjusted earnings per share - diluted	$0.07	$0.09	$0.10	$0.10	$0.10

	Three Months Ended
Gross Margin and Gross Margin Percentage:	June 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021
Operating revenues	$77,253	$78,368	$79,175	$78,112	$75,775

Less: Fund management and administration	(16,076)	(15,494)	(15,417)	(15,181)	(14,367)

Gross margin	$61,177	$62,874	$63,758	$62,931	$61,408

Gross margin percentage	79.2%	80.2%	80.5%	80.6%	81.0%

	Three Months Ended
Adjusted Operating Income and Adjusted Operating Income Margin:	June 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021
Operating revenues	$77,253	$78,368	$79,175	$78,112	$75,775

Operating income	$15,804	$17,689	$22,563	$24,203	$23,685
Add back: Expenses incurred in response to an activist campaign	2,024	2,435	—	—	—

Adjusted operating income	$17,828	$20,124	$22,563	$24,203	$23,685

Adjusted operating income margin	23.1%	25.7%	28.5%	31.0%	31.3%

	Three Months Ended
Adjusted Total Operating Expenses:	June 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021
Total operating expenses	$61,449	$60,679	$56,612	$53,909	$52,090
Deduct: Expenses incurred in response to an activist campaign	(2,024)	(2,435)	—	—	—

Adjusted total operating expenses	$59,425	$58,244	$56,612	$53,909	$52,090

	Three Months Ended
Adjusted Income Before Income Taxes:	June 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021
Income/(loss) before income taxes	$10,678	$(26,974)	$15,271	$6,333	$21,889
Deduct/add back: (Gain)/loss on revaluation of deferred consideration	(2,311)	17,018	3,048	(1,737)	(497)
Add back: Losses on securities owned	4,180	5,142	1,649	1,329	—
Add back: Expenses incurred in response to an activist campaign	2,024	2,435	—	—	—
Deduct/add back: Unrealized (gain)/loss recognized on investments	(73)	163	—	—	(139)
Add back: Impairments	—	—	—	15,853	—
Add back: Loss recognized upon reduction of a tax-related indemnification asset	—	19,890	—	—	—
Deduct: Remeasurement of contingent consideration – sale of Canadian ETF business	—	—	—	(787)	—

Adjusted income before income taxes	$14,498	$17,674	$19,968	$20,991	$21,253

	Three Months Ended
Adjusted Income Tax Expense and Adjusted Effective Income Tax Rate:	June 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021
Adjusted income before income taxes (above)	$14,498	$17,674	$19,968	$20,991	$21,253

Income tax expense/(benefit)	$2,673	$(16,713)	$4,084	$500	$4,259
Deduct: Increase in deferred tax asset valuation allowance on securities owned	(901)	(2,010)	—	—	—
Add back: Tax benefit arising from losses on securities owned	1,015	1,249	148	323	—
Add back: Tax benefit arising from expenses incurred in response to an activist campaign	492	591	—	—	—
Deduct/add back: Tax (expense)/benefit on unrealized gains and losses on investments	(18)	39	—	—	(34)
Deduct/add back: Tax (shortfalls)/windfalls upon vesting and exercise of stock-based compensation awards	(20)	565	—	—	233
Add back: Tax benefit arising from impairments	—	—	—	3,851	—
Add back: Tax benefit arising from reduction of a tax-related indemnification asset	—	19,890	—	—	—

Adjusted income tax expense	$3,241	$3,611	$4,232	$4,674	$4,458

Adjusted effective income tax rate	22.4%	20.4%	21.2%	22.3%	21.0%

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about

•	the ultimate duration of the COVID-19 pandemic, or the war in Ukraine, and its short-term and long-term impact on our business and the global economy;

•	anticipated trends, conditions and investor sentiment in the global markets and ETPs;

•	anticipated levels of inflows into and outflows out of our ETPs;

•	our ability to deliver favorable rates of return to investors;

•	competition in our business;

•	whether we will experience future growth;

•	our ability to develop new products and services and their success;

•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;

•	our ability to successfully implement our digital assets strategy, including WisdomTree Prime™, and achieve its objectives;

•	our ability to successfully operate and expand our business in non-U.S. markets; and

•	the effect of laws and regulations that apply to our business.

Our business is subject to many risks and uncertainties, including without limitation:

•	adverse market developments arising from the COVID-19 pandemic could negatively impact our assets under management, resulting in a decline in our revenues and other potential operational challenges;

•

declining prices of securities, gold and other precious metals and other commodities can adversely affect our business by reducing the market value of the assets we manage or causing WisdomTree ETP investors to sell their fund shares and trigger redemptions;

•

fluctuations in the amount and mix of our AUM, whether caused by disruptions in the financial markets or otherwise, including but not limited to a pandemic event such as COVID-19, or the war in Ukraine, may negatively impact revenues and operating margins, and may impede our ability to refinance our debt upon maturity or, increase the cost of borrowing upon a refinancing;

•	competitive pressures could reduce revenues and profit margins;

•

we derive a substantial portion of our revenues from a limited number of products, and as a result, our operating results are particularly exposed to investor sentiment toward investing in the products’ strategies and our ability to maintain the AUM of these products, as well as the performance of these products and market-specific and political and economic risk;

•

a significant portion of our AUM is held in products with exposure to U.S. and international developed markets and we therefore have exposure to domestic and foreign market conditions and are subject to currency exchange rate risks;

•	withdrawals or broad changes in investments in our ETPs by investors with significant positions may negatively impact revenues and operating margins;

•	over the last few years, we have expanded our business internationally. This expansion subjects us to increased operational, regulatory, financial and other risks;

•	many of our ETPs have a limited track record, and poor investment performance could cause our revenues to decline;

•

we depend on third parties to provide many critical services to operate our business and our ETPs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm WisdomTree ETP investors; and

•	actions of activist stockholders against us have been costly and may be disruptive and cause uncertainty about the strategic direction of our business.

Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, as amended.

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.